SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


            DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): 2-9-07

                        AMERON INTERNATIONAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)


          Delaware                    1-9102                 77-0100596
 (State or other jurisdiction       (Commission            (IRS Employer
      of Incorporation)              File No.)           Identification No.)


              245 South Los Robles Ave., Pasadena, California 91101
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (626) 683-4000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFG 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 9, 2007, the Compensation Committee of the Board of Directors of Ameron International Corporation (the "Company") approved the grant of the following number of shares of restricted stock to the named executive officers under the Company's 2004 Stock Incentive Plan: Mr. Marlen (14,896); Mr. Wagner (6,206); Mr. Solis (4,965); Mr. Giese (447) and Mr. McLaughlin (1,018). The shares of restricted stock have an annual vesting rate of 33 1/3% commencing one year from the date of grant with the exception that Mr. Giese's shares will vest on November 30, 2007.

The grant of restricted stock was made pursuant to the terms of the 2004 Stock Incentive Plan and the terms of a Restricted Stock Grant document, a copy of which is filed as Exhibit 99.1 to this Report and incorporated herein by reference as to Messrs. Marlen, Wagner, Solis and McLaughlin; and as to Mr. Giese under the terms of the Restricted Stock Grant document which is filed as
Exhibit 99.2 to this Report and incorporated herein by reference. A copy of the 2004 Stock Incentive Plan previously was filed as Registration Statement No. 333-114534 on Form S-8 filed with the Commission on April 16, 2004 and is incorporated herein by reference.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AMERON INTERNATIONAL CORPORATION


Date:  February 12, 2006             By:  /s/ Javier Solis
                                          ----------------
                                              Javier Solis
                                              Senior Vice President & Secretary